Exhibit 10.4
(Director Performance-Based)

NVR, INC.
2018 EQUITY INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT
NVR, Inc., a Virginia corporation (the “Company”), hereby grants an option to purchase shares of its common stock, par value $0.01 per share (the “Option”) to the Grantee named below, subject to the vesting and other conditions set forth below. Additional terms and conditions of the grant are set forth in this cover sheet and in the attachment (collectively, the “Agreement”) and in the Company’s 2018 Equity Incentive Plan (as amended from time to time, the “Plan”).
Name of Grantee: _________________________________________________
Number of Shares Covered by Option: ______________
Option Price per Share: $
Grant Date:

By your signature below, you agree to all of the terms and conditions described herein, in the attached Agreement and in the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this cover sheet or Agreement should appear to be inconsistent.

Grantee:		Date:
(Signature)

Company:		Date:
(Signature)
Title:

Attachment
This is not a stock certificate or a negotiable instrument.

NVR, INC.
2018 EQUITY INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT

Option
This Agreement evidences an award of an Option exercisable for that number of shares of Stock set forth on the cover sheet and subject to the vesting and other conditions set forth herein, in the Plan and on the cover sheet. This option is not intended to be an incentive option under Section 422 of the Internal Revenue Code and will be interpreted accordingly.

Transfer of Unvested Options
During your lifetime, only you (or, in the event of your legal incapacity or incompetency, your guardian or legal representative) may exercise the Option. The Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, whether by operation of law or otherwise, nor may the Option be made subject to execution, attachment or similar process. If you attempt to do any of these things, this Option will immediately become forfeited.

Issuance and Vesting
Your rights under this Option grant and this Agreement shall vest, if at all, in accordance with the vesting schedule set forth on Exhibit A provided you continue in Service through the vesting dates set forth on Exhibit A and provided the Compensation Committee of the Board (the “Compensation Committee”) determines that the applicable performance criteria have been satisfied.

In the event of a termination of your service for any reason on or after January 1, 2020:
(1) The Option shall remain outstanding until such time as the Compensation Committee shall determine whether the applicable performance criteria have been satisfied; and
(2) If the Compensation Committee determines that the performance criteria have been satisfied, the Option shall become exercisable for a pro rata portion based on the achievement of the performance criteria and the number of full months of the then-current year that have expired prior to the termination of the previously nonexercisable portion of the Option which would have been eligible to be exercised at the end of the year in which such termination occurs. Such prorated portion shall remain exercisable until the later of ninety days following the date of termination of your service and such Compensation Committee determination.

Grantee's initials ____

You shall not be entitled to pro rata vesting if your service is terminated prior to January 1, 2020.
In the event of a termination of your service for any reason on or after December 31, 2020 but prior to completion of the Compensation Committee’s determination as to whether the performance criteria have been satisfied, the Option shall remain outstanding until such time as the Compensation Committee shall determine whether the applicable performance criteria have been satisfied. If the Compensation Committee determines that the performance criteria have been satisfied at at least the threshold level, the Option shall become exercisable based on the achievement of the performance criteria and shall remain exercisable for ninety days following such Compensation Committee determination.

Corporate Transaction
Notwithstanding the performance metrics and vesting schedule set forth on Exhibit A, upon the consummation of a Corporate Transaction, the Option will become 100% vested if the Option is not assumed or if new common stock options relating to the stock of a successor entity are not granted with appropriate adjustments as to the number of shares subject to the Option and the exercise price. If the Option is assumed or if new common stock options relating to the stock of a successor entity are granted, the performance metrics set forth on Exhibit A shall be deemed to be satisfied at the Target level and the Option shall continue to be subject to the time-based vesting criteria set forth on Exhibit A.

Evidence of Issuance
The issuance of the shares upon exercise of this Option shall be evidenced in such a manner as the Company, in its discretion, will deem appropriate, including, without limitation, book-entry, registration or issuance of one or more share certificates.

Forfeiture of Unvested Options
Unless the termination of your Service triggers other treatment pursuant to the terms of this Agreement, the Plan, or any other written agreement between the Company or any Affiliate, as applicable, and you, you will automatically forfeit to the Company the unvested portion of the Option in the event you are no longer providing Service for any reason.
Your Option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, as shown on the cover sheet. Your Option will expire earlier if your Service terminates, as described below.

Expiration of Vested Options After Service Terminates
If your Service terminates for any reason, other than death or Disability, then the vested portion of your Option will expire at the close of business at Company headquarters on the 90th day after your termination date.
If your Service terminates because of your death or Disability, or if you die during the 90-day period after your termination for any reason, then the vested portion of your Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of your death or termination for Disability. During that twelve (12) month period, your estate or heirs may exercise the vested portion of your Option.

Grantee's initials ____

Notice of Exercise
The Option may be exercised, in whole or in part, to purchase a whole number of vested shares of Stock by following the procedures set forth in the Plan and in this Agreement.
When you wish to exercise this Option, you must exercise in a manner required or permitted by the Company.
If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment
When you exercise your Option, you must include payment of the Option Price indicated on the cover sheet for the shares you are purchasing. Payment may be made in one (or a combination) of the following forms:
• Immediately available funds.
• Shares of Stock owned by you and which are surrendered to the Company. The Fair Market Value of the shares as of the effective date of the option exercise will be applied to the option price.
• By delivery (on a form prescribed by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate option price and any withholding taxes.

Withholding Taxes
You agree as a condition of this grant that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise, or you shall forfeit the shares of Stock. In the event that the Company or an Affiliate, as applicable, determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise of this Option or sale of Stock arising from this Option, the Company or an Affiliate, as applicable, shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or an Affiliate, as applicable, consistent with Section 16.3 of the Plan (including in connection with a same day sale). Payment must be made in immediately available funds.

Retention Rights
This Agreement and the grant evidenced hereby do not give you the right to be retained by the Company or an Affiliate in any capacity. Unless otherwise specified in a written agreement between the Company or an Affiliate, as applicable, and you, the Company or an Affiliate, as applicable, reserves the right to terminate your Service at any time and for any reason.

Grantee's initials ____

Stockholder Rights
You, or your estate or heirs, have no rights as a shareholder of the Company until Stock has been issued upon exercise of your Option and either a certificate evidencing your Stock has been issued or an appropriate entry has been made on the Company’s books. No adjustments are made for dividends, distributions or other rights if the applicable record date occurs before your certificate is issued (or an appropriate book entry is made), except as described in the Plan.
Your grant shall be subject to the terms of any applicable agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity, as provided in Section 15 of the Plan.

Applicable Law
This Agreement will be interpreted and enforced under the laws of the Commonwealth of Virginia, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan
The text of the Plan is incorporated in this Agreement by reference.
Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.
This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant. Any prior agreements, commitments or negotiations concerning this grant are superseded; except that any written agreement between you and the Company or an Affiliate, as applicable, shall supersede this Agreement with respect to its subject matter.

Data Privacy
In order to administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to, information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as your contact information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.
By accepting this grant, you give explicit consent to the Company to process any such personal data.

Code Section 409A
It is intended that this Award comply with Section 409A of the Code (“Section 409A”) or an exemption to Section 409A. To the extent that the Company determines that you would be subject to the additional 20% tax imposed on certain non-qualified deferred compensation plans pursuant to Section 409A as a result of any provision of this Agreement, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Company.

By signing this Agreement, you agree to all of the terms and conditions described above and in the Plan.

Grantee's initials ____

Exhibit A

Grantee's initials ____